Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Joe Giordano, CFO & Treasurer
Phone: (574) 535-1125
E Mail: Drew@drewindustries.com

DREW INDUSTRIES REPORTS 2014 SECOND QUARTER RESULTS

Elkhart, Indiana - August 1, 2014 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, reported net income of $18.6 million, or $0.77 per diluted share, for the second quarter ended June 30, 2014, compared to net income of $15.9 million, or $0.67 per diluted share, for the second quarter ended June 30, 2013. In connection with the sale of the aluminum extrusion-related assets in April 2014, the Company recorded an after-tax charge of $1.2 million. Excluding this charge, net income in the second quarter of 2014 would have been $19.8 million, or $0.82 per diluted share. Net income for the second quarter of 2013 was net of an after-tax charge of $0.4 million in connection with executive succession. Excluding this charge, net income in the second quarter of 2013 would have been $16.3 million, or $0.69 per diluted share.

Net sales in the second quarter of 2014 increased to a quarterly record of $322 million, 12 percent higher than the 2013 second quarter. This sales growth was primarily the result of a 15 percent sales increase by Drew’s RV Segment, which accounted for 90 percent of consolidated net sales this quarter. RV Segment sales growth was primarily due to a 7 percent and 11 percent increase in industry-wide wholesale shipments of travel trailer and fifth-wheel RVs and motorhome RVs, respectively. In addition, recently completed acquisitions added approximately $5 million in net sales in the second quarter of 2014. Further, sales of new products for RVs increased, as did sales to adjacent industries and the aftermarket.

During the first six months of 2014, the RV industry produced more RVs than the full year of 2009. “The ability for the RV industry to more than double production capacity over the past several years is a testament to the resourcefulness of our customers and the tens of thousands of individuals employed by the industry,” said Jason Lippert, Drew’s Chief Executive Officer. “Staying ahead of the ever-changing demands of our customers is a primary business focus.”

“Towable RVs, and in particular lower-priced entry-level units, led the recovery in RV production so far,” continued Jason Lippert. “Although smaller entry units typically contain fewer of our products, we consider every new RV owner a long-term customer who in the future could purchase larger RVs which contain more of our products, creating a healthier RV industry over the long term. Motorhome RVs also experienced a strong recovery over the last couple years, creating a more significant opportunity for us to gain market share with our motorhome products.”

“As a result of the slower than expected start to 2014 due to severe weather conditions, a Spring which was slow to arrive, and a shortage of drivers to deliver finished goods, industry-wide inventory seasonally accumulated - but recent trends appear to have eased concerns surrounding dealer inventory,” added Jason Lippert. “RV OEMs and dealers are now reporting that retail sales have picked up in recent months, an improvement from the relatively flat year-over-year retail sales reported through May 2014, reportedly in part due to the pent-up demand stemming from the prolonged winter, and that inventories of RVs are in line with anticipated retail demand. Future industry-wide wholesale production levels for RVs will depend on the strength of retail sales, which are sensitive to economic conditions and consumer confidence.”

In July 2014, Drew’s consolidated net sales reached approximately $98 million - 17 percent higher than July 2013 - as a result of continued growth in the Company’s RV Segment. Excluding the impact of acquisitions, the Company’s net sales for July 2014 were up approximately 13 percent.

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The Company’s operating profit margins in the second quarter of 2014, excluding the loss on sale of the aluminum extrusion-related assets, were 9.7 percent, compared to 9.2 percent in the second quarter of 2013, excluding executive succession. “Over the past several years, we have made investments in our business, which are continuing to benefit bottom-line results, and the results we experienced in the 2014 second quarter were consistent with our expectations,” said Scott Mereness, Drew’s President. “We added capacity ahead of projected demand, which enabled us to efficiently fulfill customer orders as demand increased and leverage fixed costs over a larger sales base.”

“In anticipation of future growth, we continue to expand and improve production capacity, investing in personnel and facilities in excess of current needs,” continued Mereness. “As noted previously, we have recently entered into two new leases which will add more than 700,000 square feet of production and distribution capacity. While these capacity expansion initiatives have a short-term negative impact on margins, over the long term these investments should allow us to improve our operating results, as well as continue to improve our customer service and operating efficiencies. In addition, we have bolstered our administrative staff over the past several quarters, including the teams that were acquired through acquisitions and new employees hired in preparation for future growth and investment opportunities.”

“During the second quarter of 2014 we completed the acquisition of the RV business of Actuant Corporation, gaining the well-respected Power Gear® and Kwikee® brands, and expanding our product offerings in leveling systems, slideout mechanisms and steps, primarily for motorhome RVs,” said Jason Lippert.

Sales of the acquired business for the twelve months ended May 31, 2014 were approximately $28 million, consisting of sales to OEMs, as well as significant aftermarket sales. The purchase price was $35.5 million, and after funding this acquisition, the Company remains well-positioned with both financial capital and human resources to take advantage of additional investment opportunities.

“We are thrilled to have the Power Gear and Kwikee business units and its employees join the Lippert Components family,” continued Jason Lippert. “The RV industry growth over the past few years has increased the demand for talented people, and we are confident that this team will help us continue to grow as we move forward. This acquisition was immediately accretive to Drew’s earnings.”

Conference Call & Webcast
Drew will provide an online, real-time webcast of its second quarter 2014 earnings conference call on the Company’s website, www.drewindustries.com, on Friday, August 1, 2014, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by dialing (888) 286-8010 and referencing access code 36406000. A replay of the webcast will also be available on Drew’s website.

About Drew Industries
From 35 factories located throughout the United States, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a full line of components for the leading manufacturers of recreational vehicles and manufactured homes. In addition, Drew manufactures components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; truck caps; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; vinyl and aluminum windows and screens; slide-out mechanisms and solutions; axles and suspension solutions; furniture and mattresses; thermoformed bath, kitchen and other products; manual, electric and hydraulic stabilizer and lifting systems; chassis components; entry, baggage, patio and ramp doors; entry steps; awnings; electronics; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

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Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, employee retention, inventory levels of retail dealers and manufacturers, levels of repossessed products for which we sell our components, seasonality and cyclicality in the industries to which we sell our products, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the pace of and successful integration of acquisitions, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with increased governmental regulation, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our subsequent filings with the Securities and Exchange Commission. We disclaim any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2014	2013	2014	2013	Months
(In thousands, except per share amounts)

Net sales	$607,160	$539,778	$321,783	$287,192	$1,082,958
Cost of sales	471,948	430,754	249,771	225,759	843,661
Gross profit	135,212	109,024	72,012	61,433	239,297
Selling, general and administrative expenses	78,063	67,852	40,909	34,992	143,146
Sale of extrusion assets	1,954	—	1,954	—	1,954
Executive succession	—	1,876	—	733	—
Operating profit	55,195	39,296	29,149	25,708	94,197
Interest expense, net	194	203	74	85	342
Income before income taxes	55,001	39,093	29,075	25,623	93,855
Provision for income taxes	20,219	14,856	10,457	9,758	33,191
Net income	$34,782	$24,237	$18,618	$15,865	$60,664

Net income per common share:
Basic	$1.46	$1.05	$0.78	$0.68	$2.56
Diluted	$1.43	$1.03	$0.77	$0.67	$2.52

Weighted average common shares outstanding:
Basic	23,842	23,139	23,931	23,261	23,678
Diluted	24,298	23,553	24,303	23,650	24,103

Depreciation and amortization	$14,920	$13,453	$7,680	$6,901	$28,967
Capital expenditures	$17,912	$17,545	$11,088	$8,607	$32,962

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DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,		Last Twelve
	2014	2013	2014	2013	Months
(In thousands)
Net sales:
RV Segment:
RV OEMs:
Travel trailers and fifth-wheels	$447,416	$392,450	$235,286	$207,849	$782,749
Motorhomes	30,057	22,890	15,673	11,939	55,104
RV aftermarket	16,762	12,881	9,668	7,152	29,215
Adjacent industries	54,627	48,848	29,199	26,126	98,419
Total RV Segment net sales	548,862	477,069	289,826	253,066	965,487

MH Segment:
Manufactured housing OEMs	37,281	40,370	20,764	22,591	77,156
Manufactured housing aftermarket	7,172	7,239	3,705	3,587	13,652
Adjacent industries	13,845	15,100	7,488	7,948	26,663
Total MH Segment net sales	58,298	62,709	31,957	34,126	117,471
Total net sales	$607,160	$539,778	$321,783	$287,192	$1,082,958

Operating profit:
RV Segment	$51,761	$34,864	$28,032	$22,600	$85,145
MH Segment	5,388	6,308	3,071	3,841	11,006
Total segment operating profit	57,149	41,172	31,103	26,441	96,151
Sale of extrusion assets	(1,954)	—	(1,954)	—	(1,954)
Executive succession	—	(1,876)	—	(733)	—
Total operating profit	$55,195	$39,296	$29,149	$25,708	$94,197

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DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	June 30,		December 31,
	2014	2013	2013
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$4	$31,877	$66,280
Accounts receivable, net	71,954	59,515	31,015
Inventories, net	108,357	99,777	101,211
Deferred taxes	12,557	10,073	12,557
Prepaid expenses and other current assets	15,307	10,844	14,467
Total current assets	208,179	212,086	225,530
Fixed assets, net	126,523	117,419	125,982
Goodwill	61,930	21,552	21,545
Other intangible assets, net	92,654	64,307	59,392
Other assets	26,346	22,385	20,735
Total assets	$515,632	$437,749	$453,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$50,379	$33,463	$24,063
Dividend payable	—	—	46,706
Accrued expenses and other current liabilities	58,376	57,405	47,422
Total current liabilities	108,755	90,868	118,191
Long-term indebtedness	22,288	—	—
Other long-term liabilities	25,506	21,734	21,380
Total liabilities	156,549	112,602	139,571
Total stockholders’ equity	359,083	325,147	313,613
Total liabilities and stockholders’ equity	$515,632	$437,749	$453,184

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DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2014	2013
(In thousands)

Cash flows from operating activities:
Net income	$34,782	$24,237
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	14,920	13,453
Stock-based compensation expense	5,277	5,844
Other non-cash items	3,203	1,624
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(36,920)	(37,520)
Inventories, net	(1,227)	(2,367)
Prepaid expenses and other assets	(687)	3,573
Accounts payable, trade	23,095	11,696
Accrued expenses and other liabilities	13,352	12,499
Net cash flows provided by operating activities	55,795	33,039

Cash flows from investing activities:
Capital expenditures	(17,912)	(17,545)
Acquisitions of businesses	(82,157)	(1,451)
Proceeds from note receivable	750	—
Proceeds from sales of fixed assets	1,999	70
Other investing activities	(49)	(48)
Net cash flows used for investing activities	(97,369)	(18,974)

Cash flows from financing activities:
Exercise of stock options and deferred stock units, net of shares tendered for payment	3,425	10,686
Proceeds from line of credit borrowings	182,315	135,452
Repayments under line of credit borrowings	(160,027)	(135,452)
Payment of special dividend	(46,706)	—
Payment of contingent consideration related to acquisitions	(3,513)	(2,813)
Other financing activities	(196)	—
Net cash flows (used for) provided by financing activities	(24,702)	7,873

Net (decrease) increase in cash	(66,276)	21,938

Cash and cash equivalents at beginning of period	66,280	9,939
Cash and cash equivalents at end of period	$4	$31,877

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DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Six Months Ended			Three Months Ended
	June 30,			June 30,			Last Twelve
	2014		2013	2014		2013	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	161.1		146.6	85.7		79.9	282.5
Motorhome RVs	23.3		19.5	12.2		11.0	42.1
Manufactured homes	30.6	(3)	29.1	16.9	(3)	16.2	61.7	(3)
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	137.6	(2)	135.7	92.5	(2)	93.3	252.7	(2)
Impact on dealer inventories	23.5	(2)	10.9	(6.8)	(2)	(13.4)	29.8	(2)
Motorhome RVs	19.0	(2)	17.1	11.4	(2)	10.3	33.4	(2)

				Twelve Months Ended
				June 30,
				2014		2013
Drew Estimated Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$2,772		$2,700
Motorhome RV				$1,309		$1,241
Manufactured home				$1,251	(3)	$1,426

				June 30,			December 31,
				2014		2013	2013
Balance Sheet Data:
Current ratio				1.9		2.3	1.9
Total indebtedness to stockholders' equity				0.1		—	—
Days sales in accounts receivable				20.8		20.1	16.5
Inventory turns, based on last twelve months				8.3		7.8	7.9

				2014
Estimated Full Year Data:
Capital expenditures				$ 34 - $ 38 million
Depreciation and amortization				$ 30 - $ 32 million
Stock-based compensation expense				$ 11 - $ 13 million
Annual tax rate				37% - 38%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry wholesale production data for manufactured homes provided by the Institute for Building Technology and Safety. Industry retail sales data provided by Statistical Surveys, Inc.
(2) June 2014 retail sales data for RVs has not been published yet, therefore 2014 retail data for RVs includes an estimate for June 2014 retail units.
(3) June 2014 wholesale data for manufactured homes has not been published yet, therefore 2014 manufactured housing wholesale data includes an estimate for June 2014 wholesale units.

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